UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

HUIHENG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-132056 (Commission File Number)	20-4078899 (IRS Employer Identification No.)

Huiheng Building, Gaoxin 7 Street South, Keyuannan Road, Nanshan District, Shenzhen Guangdong, P.R. China 518057 (Address of Principal Executive Offices)	N/A (Zip Code)

86-755-25331511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.            Non-Reliance On Previously Issued Financial Statements Or A Related Audit
Report Or Completed Interim Review.

(a)           On April 5, 2012,  the Company’s Board of Directors, which serves as the Audit Committee, determined that the previously issued financial statements for the years ended December 31, 2010 and 2009 should not be relied upon because the Company changed its method of recognition of gross profit from the accrual method to the cost recovery method.  The Company’s financial statements for those years were originally prepared reflecting the recognition of gross profit using the accrual method.  The Company decided to make this accounting change in light of the Company’s historical delays in collecting on its accountants receivable from its customers and after discussions with UHY Vocation HK CPA Limited, the Company’s Independent Accountant (“Independent Accountant”) and the Staff of the Securities and Exchange Commission.  The Chief Financial Officer has discussed, and the members of the Board of Directors of the Company have had an opportunity to discuss, the matters disclosed herein with the Independent Accountant.

(1)           Financial Statements for the Years Ended December 31, 2010 and 2009  The effects of the restatement on the financial statements for the years ended December 31, 2010 and 2009 are summarized in the following tables:

The consolidated financial statements as of and for the years ended December 31, 2010 and 2009, as previously issued, have been restated to derecognize the gross profit received from the sales of equipment under the cost recovery method instead of the accrual method until such receivable is settled.  The deferred profit not yet recognized is offset against the related receivable on the balance sheet.

The following consolidated financial statement line items were affected by the restatement:

Consolidated balance sheet as of December 31, 2010
As previously
	reported	As restated	Effect of change

Accounts receivable, current portion	$ 8,130,681	$ 8,130,681	$ -
Accounts receivable, non-current portion	$ 11,617,798	$ 5,286,563	$ (6,331,235)
Retained earnings	$ 14,298,693	$ 7,963,681	$ (6,331,235)

Consolidated statement of income for the year ended December 31, 2010
As previously
	reported	As restated	Effect of change

Revenue	$ 8,636,573	$ 8,636,573	$ 0
Cost of revenue	$ (2,176,184)	$ (2,176,184)	$ 0
Gross profit on current year's sales	$ 6,460,389	$ 6,460,389	$ 0
Less: Deferred profit on current year's sales	-	$ (801,603)	$ (801,603)
Add: Gross profit realized from prior years' sales	-	$ 1,421,317	$ 1,421,317
Total gross profit on sales	$ 6,460,389	$ 7,080,103	$ 619,714
Operating income	$ 2,715,774	$ 3,335,488	$ 619,714
Net income before taxes	$ 2,756,805	$ 3,376,519	$ 619,714
Net income attributable to Huiheng’s shareholders	$ 3,376,519	$ 2,795,880	$ (580,639)
Earnings per share
Basic	$ 0.16	$ 0.20	$ 0.04
Diluted	$ 0.13	$ 0.17	$ 0.04

Consolidated balance sheet as of December 31, 2009
As previously
	reported	As restated	Effect of change

Accounts receivable, current portion	$ 6,777,868	$ 6,777,868	$ -
Accounts receivable, non-current portion	$ 9,721,951	$ 2,771,002	$ (6,950,949)
Retained earnings	$ 12,488,965	$ 5,538,016	$ (6,950,949)

Consolidated statement of income for the year ended December 31, 2009
As previously
	reported	As restated	Effect of change

Revenue	$ 9,378,579	$ 9,378,579	$ -
Cost of revenue	$ (2,353,088)	$ (2,353,088)	$ -
Gross profit on current year's sales	$ 7,025,491	$ 7,025,491	$ -
Less: Deferred profit on current year's sales	-	$ (1,652,118)	$ (1,652,118)
Add: Gross profit realized from prior years' sales	-	$ 639,650	$ 639,650
Total gross profit on sales	$ 7,025,491	$ 6,013,023	$ (1,012,468)
Operating income	$ 2,872,753	$ 1,860,285	$ 1,012,468
Net income before taxes	$ 4,124,863	$ 3,112,395	$ 1,012,468
Net income attributable to Huiheng’s shareholders	$ 3,640,416	$ 2,627,948	$ (1,012,468)
Earnings per share
Basic	$ 0.26	$ 0.19	$ (0.07)
Diluted	$ 0.22	$ 0.16	$ (0.06)

The Company intends to file as soon as practicable an amendment to its Form 10-K for the year ended December 31, 2010 to restate the consolidated financial statements for the years ended December 31, 2010 and 2009.

(2)  Consolidated Financial Statements for the Quarterly Periods Ended March 31, 2011 and 2010; June 30, 2011 and 2010; and September 30, 2011 and 2010.  The effect of the restatement on the consolidated financial statements for the quarterly periods ended March 31, 2011 and 2010; June 30, 2011 and 2010; and September 30, 2011 and 2010 is currently being considered, but has not yet been definitively determined.  The Company intends to file as soon as practicable amendments to its Form 10-Qs for the quarterly periods ended March 31, 2011 and 2010; June 30, 2011 and 2010; and September 30, 2011 and 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huiheng Medical, Inc.,
a Nevada corporation

Dated: April 16, 2012                                                     By: /s/ Richard Shen
        Richard Shen
        Chief Financial Officer

4